UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2015

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) held on June 4, 2015, shareholders voted on the matters described below:

1.	The Company’s shareholders elected each of the following six directors to serve a one-year term on the Company’s Board of Directors by the following vote:

	Votes	Votes	Broker
Director	For	Withheld	Non-votes
Paul B. Toms, Jr.	7,577,422	434,455	1,569,482
W. Christopher Beeler, Jr.	7,567,024	444,853	1,569,482
John L. Gregory, III	7,564,849	447,028	1,569,482
E. Larry Ryder	2,426,732	5,585,145	1,569,482
David G. Sweet	7,596,866	415,011	1,569,482
Henry G. Williamson, Jr.	7,570,349	441,528	1,569,482

2.	The Company’s shareholders approved the 2015 amendment and restatement of the Hooker Furniture Corporation Stock Incentive Plan by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
7,660,122	310,790	40,965	1,569,482

3.	The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
9,495,961	58,614	26,784	-

4.
The Company’s shareholders approved, on an advisory basis, the executive compensation program for its named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting. The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
7,929,415	36,431	46,031	1,569,482

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:      /s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and
Senior Vice-President – Finance and Accounting

Date: June 5, 2015